Exhibit 1.1
PREFERRED STOCK DIVIDEND REINVESTMENT PLAN
OF
PROSPECT CAPITAL CORPORATION
February 10, 2023
Prospect Capital Corporation, a Maryland corporation (the “Corporation”), hereby adopts the following plan (the “Preferred Stock Dividend Reinvestment Plan”) with respect to dividends declared by its Board of Directors on shares of its 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock, 5.50% Series M2 Preferred Stock, 5.50% Series AA1 Preferred Stock, 5.50% Series A2 Preferred Stock, 5.50% Series MM1 Preferred Stock, 6.50% Series A3 Preferred Stock, 6.50% Series M3 Preferred Stock, 6.50% Series AA2 Preferred Stock and 6.50% Series MM2 Preferred Stock (together with such other series as may be distinguished by the Board of Directors from time to time, the “Preferred Stock”). As used herein, “dividends” means dividends on Preferred Stock.
1.At the election of a stockholder, all dividends hereafter declared by the Board of Directors shall be payable in shares of Preferred Stock. In order to enroll in the Preferred Stock Dividend Reinvestment Plan, a stockholder must submit authorization to Computershare Trust Company, N.A., as agent for the stockholders in administering the Preferred Stock Dividend Reinvestment Plan (the “Plan Administrator”).
2.By enrolling in the Preferred Stock Dividend Reinvestment Plan, a stockholder is directing the Administrator to apply all, but not less than all, dividends to the purchase of additional shares of Preferred Stock in accordance with the Preferred Stock Dividend Reinvestment Plan’s terms and conditions. Unless otherwise instructed, the Plan Administrator will thereafter automatically reinvest all, but not less than all, dividends declared on shares of Preferred Stock held under the Preferred Stock Dividend Reinvestment Plan. If a stockholder who has enrolled in the Preferred Stock Dividend Reinvestment Plan pursuant to the terms and conditions stated herein (each a “Participant”), wants to discontinue the reinvestment of all dividends paid on their shares of Preferred Stock, they must provide written or telephonic notice to the Plan Administrator.
3.Dividends shall be payable on such date or dates as may be fixed from time to time by the Board of Directors to stockholders of record at the close of business on the record date(s) established by the Board of Directors for the dividend involved. If a Participant’s request to participate in the Preferred Stock Dividend

Reinvestment Plan is received after the record date for a dividend, such dividend will be paid in cash and the initial dividend reinvestment will commence with the following dividend payment.
4.Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series or sub-series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared. Shares of Preferred Stock issued under the Preferred Stock Dividend Reinvestment Plan will come from our authorized but unissued shares of Preferred Stock. Fractional shares of Preferred Stock may be issued under the Preferred Stock Dividend Reinvestment Plan, subject to operating procedures of Depository Trust Company. Dividends on fractional shares, as well as on whole shares, will be reinvested in additional shares of Preferred Stock, which will be credited to a Participant’s Preferred Stock Dividend Reinvestment Plan account.
5.With respect to reinvested dividends, the market price for purchases of shares of Preferred Stock directly from the Corporation will be $25.00 per share, and the investment date will be the dividend payment date for the month. Dividend payment dates generally occur on the first business day of each month. Subject to operating procedures of Depository Trust Company, each Participant’s account will be credited with a full and fractional number of shares of Preferred Stock, equal to the total amount to be invested by such Participant, divided by the applicable purchase price per share.
6.The Plan Administrator will set up a dividend reinvestment account for shares acquired pursuant to the Preferred Stock Dividend Reinvestment Plan for each Participant. The Plan Administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the Plan Administrator’s name or that of its nominee.
7.The Corporation will pay all fees, the annual cost of administration and, unless provided otherwise in the Preferred Stock Dividend Reinvestment Plan, all other charges incurred in connection with the purchase of shares of Preferred Stock acquired under the Preferred Stock Dividend Reinvestment Plan, if any.
8.Dividends paid on the shares accumulated in the Preferred Stock Dividend Reinvestment Plan are included in the Form 1099-DIV information return sent annually to each stockholder. When applicable, proceeds received from sales transactions are included in the Form 1099-B information return sent annually to each stockholder. The automatic reinvestment of distributions will not relieve stockholders of any U.S. federal, state or local income tax that may be payable (or required to be withheld) on such distributions.
9.Participation in the Preferred Stock Dividend Reinvestment Plan may be terminated by a Participant at any time by notice to that effect to the Plan Administrator. To be effective for any given distribution, the notice to terminate must be received by the Plan Administrator, in writing, via the internet or the Plan Administrator’s toll free number, no later than the record date for the next dividend. If the notice to terminate is received after the record date for a dividend, then that dividend will be reinvested; however, all subsequent dividends will be paid out in cash on all balances.
10.Generally, an eligible holder of shares of Preferred Stock may again become a Participant in the Preferred Stock Dividend Reinvestment Plan. However, the Corporation reserves the right to reject the enrollment of a previous Participant in the Preferred Stock Dividend Reinvestment Plan on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Preferred Stock Dividend Reinvestment Plan as a long-term investment service.
11.The Corporation reserves the right to interpret and regulate the Preferred Stock Dividend Reinvestment Plan. The Corporation also reserves the right to suspend, modify or terminate the Preferred Stock Dividend Reinvestment Plan at any time. Participants will be notified of any suspension, modification or termination of the Preferred Stock Dividend Reinvestment Plan. Upon the termination of the Preferred Stock Dividend Reinvestment Plan any whole book-entry shares owned will continue to be credited to a Participant’s account unless specifically requested otherwise.
12.Any shares of Preferred Stock distributed by the Corporation as a dividend on shares of Preferred Stock credited to a Participant’s account under the Preferred Stock Dividend Reinvestment Plan, or upon any split of such shares of Preferred Stock, will be credited to such Participant’s account. Stock dividends or splits distributed on all other shares of Preferred Stock held by a Participant and registered in their own name will be mailed directly to such Participant.
13.If a Participant disposes of all shares of Preferred Stock registered in their name, but does not give notice of withdrawal to the Plan Administrator, the Plan

Administrator will continue to reinvest the dividends on any shares of Preferred Stock held in such Participant’s account under the Preferred Stock Dividend Reinvestment Plan until the Plan Administrator is otherwise notified.
14.Any voting rights attributable to the shares of Preferred Stock credited to a Participant’s account under the Preferred Stock Dividend Reinvestment Plan will be voted in accordance with such Participant’s instructions. If a Participant does not hold shares of Preferred Stock in their own name, such Participant will be furnished with a form of proxy covering the shares of Preferred Stock credited to such Participant’s account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable. If a Participant does hold shares of Preferred Stock in their own name, such Participant’s proxy will be deemed to include shares of Preferred Stock, if any, credited to their account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable, and the shares of Preferred Stock held under the Preferred Stock Dividend Reinvestment Plan will be voted in the same manner as the shares of Preferred Stock registered in their own name. If a proxy is not returned by a Participant, none of such Participant’s shares of Preferred Stock to which any such voting rights are attributable will be voted unless such Participant votes in person. If a Participant wants to vote in person at a meeting of stockholders, a proxy for shares of Preferred Stock credited to their account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable may be obtained upon written request received by the Plan Administrator at least 15 days before the meeting.
15.Participants may not pledge any shares of Preferred Stock held in their Preferred Stock Dividend Reinvestment Plan account. Any pledge of shares of Preferred Stock in a Preferred Stock Dividend Reinvestment Plan account is null and void. If a Participant wishes to pledge shares of Preferred Stock, they must first withdraw those shares of Preferred Stock from the Preferred Stock Dividend Reinvestment Plan.
16.Recordkeeping functions under the Preferred Stock Dividend Reinvestment Plan are provided by the Plan Administrator.
17.Neither the Administrator, nor any independent agent, will be liable in administering the Preferred Stock Dividend Reinvestment Plan for any act done in good faith or any omission to act in good faith in connection with the Preferred Stock Dividend Reinvestment Plan. This limitation includes, but is not limited to, any claims of liability relating to: (1) the failure to terminate a Participant’s

Preferred Stock Dividend Reinvestment Plan account upon such Participant’s death prior to receiving written notice of such death; (2) the purchase prices reflected in a Participant’s Preferred Stock Dividend Reinvestment Plan account or the dates of purchases of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan; or (3) any loss or fluctuation in the market value of shares of Preferred Stock after the purchase of shares of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan. Further, in no event shall the Corporation, the Plan Administrator or their agents have any liability as to any inability to purchase shares of Preferred Stock, or as to the timing of any purchase. The foregoing limitation of liability does not represent a waiver of any rights a Participant may have under applicable securities laws.
18.The Participant agrees to notify the Plan Administrator promptly of any change of address. Notices to the Participant may be given by letter addressed to the Participant at the last address of record with the Plan Administrator.
19.These terms and conditions may be amended or supplemented by the Corporation at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing an appropriate notice at least thirty (30) days prior to the effective date thereof to the Participant’s last address of record. The amendment or supplement shall conclusively be deemed to be accepted by the Participant unless prior to the effective date thereof the Plan Administrator receives written notice of the termination or participation in the Preferred Stock Dividend Reinvestment Plan. Any such amendment may include the appointment by the Plan Administrator in its stead and place a successor plan administrator under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under these terms and conditions. Upon any such appointment of any agent for the purpose of receiving dividends and distributions, the Corporation will be authorized to pay to such successor agent, for each Participant’s account, all dividends and distributions payable on shares of the Corporation held in the Participant’s name or under the Preferred Stock Dividend Reinvestment Plan for retention or application by such successor agent as provided in these terms and conditions.
20.The Plan Administrator will at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s negligence, bad faith, or willful misconduct or that of its employees or agents.
21.These terms and conditions shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles and applicable rules and regulations of the Securities and Exchange Commission. These terms and conditions cannot be changed orally.